EXHIBIT 5.1
EXHIBIT 23.2
Consent/Opinion of Davidson & Shear, LLC.

Davidson & Shear, LLC
Attorneys at Law
4450 Arapahoe Ave., Suite 100
Boulder, CO 80303
Tel: 303-415-2511
Fax: 303-415-2500
Email: r.davidson@dandslegal.com

September 20, 2011

Two Rivers Water Company
2000 South Colorado Boulevard, Suite 420
Denver, Colorado  80222

Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 2,100,000 Series B Warrants ("Warrants") and 2,100,000 shares the Company’s $0.001 par value common stock (the “Shares”) issuable upon the conversion of the registered Series B Warrants in accordance with their terms. As your  counsel  in  connection  with  this  transaction,   I  have  examined  the proceedings  taken  and  proposed  to be  taken  by you in  connection  with the issuance of the Shares. The Warrants will be issued and reissued under a warrant agreement ( “Warrant Agreement”) by and between the Company and a warrant agent to be identified therein (“Warrant Agent”).

It is our opinion that the Warrants have been duly authorized and issued by the Company and that the Shares, when issued upon conversion or exercise of the Warrants in accordance with the terms of such Warrants, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that at the time of the issuance and sale of any of the Securities, the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded.

The opinions expressed herein are limited to the laws of the State of Colorado and and federal laws relating to the issuance of securities and we express no opinion with respect to the effect of the laws of any other jurisdiction.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Sincerely,

/s/Davidson & Shear, LLC